UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549



FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2011

GLOBAL AVIATION HOLDINGS INC.
(Exact name of registrant as specified in charter)


Delaware
000-52605

20-4222196
(State of incorporation)
(Commission File Number)
(IRS Employer
Identification No.)


101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices / Zip Code)


(770) 632-8000
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act. Soliciting material pursuant to Rule 14a-12 under the Exchange Act. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act.

Item 5.02(b)	Departure of Directors or Certain Officers; Election of
Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

By letter dated June 1, 2011, General Duane H. Cassidy resigned as a member of the Global Aviation Holdings Inc. Board of Directors. General Cassidy did not cite any disagreement on any matter relating to the Company's operations, policies or practices. General Cassidy will continue to serve as an advisor to the Company under a consulting agreement on matters related to U.S. military transport services through Air Mobility Command.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL AVIATION HOLDINGS INC.
(Registrant)

Dated: June 7, 2011	By:      /s/ Brian S. Gillman
Brian S. Gillman
Sr. Vice President and General Counsel



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